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                                                                      Exhibit 12



               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                   Bell Atlantic Corporation and Subsidiaries


(Dollars in Millions)                                                                       Three Months Ended March 31, 2000
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
Income before provision for income taxes                                                                               $1,188
Minority interest                                                                                                          16
Income from unconsolidated businesses                                                                                    (123)
Dividends received from unconsolidated businesses                                                                          25
Interest expense, including interest related to lease financing activities                                                374
Portion of rent expense representing interest                                                                              45
Amortization of capitalized interest                                                                                        8
                                                                                            ---------------------------------
Income, as adjusted                                                                                                    $1,533
                                                                                            =================================

Fixed charges:
Interest expense, including interest related to lease financing activities                                             $  374
Portion of rent expense representing interest                                                                              45
Capitalized interest                                                                                                       32
Preferred stock dividend requirement                                                                                        5
                                                                                            ---------------------------------
Fixed charges                                                                                                          $  456
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Ratio of Earnings to Fixed Charges                                                                                       3.36
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